Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

I, Ronald S. McIntyre, Chairman, President, Chief Executive and Chief Financial Officer of Inter-Con/PC, Inc.  (the “Company”), certify, that to the best of my knowledge, based upon a review of the annual report on Form 10-K for the period ending December 31, 2008 of the Company (the “Report”):

1.     The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 16, 2009

/s/  Ronald S. McIntyre
Name: Ronald S. McIntyre
Title: Chairman, President
Chief Executive and
Chief Financial Officer
(Principal Executive and Financial Officer)